EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84333 and No. 333-33603) of Met-Pro Corporation of our report dated May 27, 2009 relating to the financial statements of Met-Pro Corporation Retirement Savings Plan as of December 31, 2008 and for the year then ended, which is included in this Annual Report on Form 11-K of Met-Pro Corporation Retirement Savings Plan for the year ended December 31, 2009.

/s/ Margolis & Company P.C.
Margolis & Company P.C.

Bala Cynwyd, PA
June 28, 2010